Exhibit 23.2

                       Consent of Independent Accountants

     We consent to the inclusion in this Prospectus/Information Statement and the Registration Statement of which this Prospectus/Information Statement is a part on Form S-4 (File No. 33-60167) of our report, which includes an explanatory paragraph concerning the Company's ability to continue as a going concern dated April 7, 1995, except for Note 10 as to which the date is June 7, 1995, on our audit of the consolidated financial statements of Chiat/Day Holdings, Inc. We also consent to the reference to our firm under the caption "Experts".


                                                   Coopers & Lybrand L.L.P.

Sherman Oaks, California
July 24, 1995